Exhibit 10.9

OPTION OF EXPLOTATION - AREA EXPLORATION AGREEMENT
"LA VALENCIANA"

Between FOMENTO MINERO DE SANTA CRUZ SOCIEDAD DEL ESTADO residing in Alberdi No 643 of the city of Rio Gallegos, Santa Cruz province, represented at this event by its national Vice President Graduate Jorge Raul Valvano document of identity No 8.557.770 on the one hand, hereinafter FOMICRUZ S.E. and on the other the company CERRO CAZADOR S.A., with domicile in passage Feruglio No 157 of the city of Rio Gallegos, Santa Cruz province, represented at this event by its President Graduate Danilo Patricio SILVA, national document of identity No 14.924.939, hereinafter CCSA and set The PARTIES.

WHEREAS:

A)	That as it emerges from the certificates issued by the Ministry of mining, attachments to present as Annex I, FOMICRUZ S.E. is the owner of mining rights over the area as "La Valenciana" specifications and flat attached to the present as Annex II.

B)	Which FOMICRUZ S.E. private initiative proposal for prospecting, exploration and eventual exploitation of the area "La Valenciana", with the number of record 151.120/2010.

C)	From the management of legal record reference, the Manager of geology and mining of FOMICRUZ S.E. in order to evaluate the pre-feasibility of tendering the exploration and exploitation of the area "La Valenciana" refers.

D)	That advises the Manager of geology and mining, that the presented inversions are according to the amounts needed to define the economic viability of the white exploratory already recognized in the area, as well as the deadlines expressed for performing work.

E)	That such private initiative is decided to apply the procedure determined by article 5.4 of the procurement regulation of FOMICRUZ S.E.

F)	That FOMICRUZ S.E. call contest public No 03/2010 processing file according to No 151.120/2010, which was finally awarded to CCSA according to resolution No 290/2010 dated September 30, 2010.

THEREFORE, under the terms of the statement of terms and conditions of the referral contest public private initiative offer improvement No 03/2010 and of the bid submitted by CCSA, the PARTIES agree to hold the present "Agreement of Exploration of the Area La Valenciana" (hereinafter, the "Agreement"), which shall be governed by the following terms and conditions

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FIRST: OBJECT. FOMICRUZ S.E., CCSA gives the right of exploration and development of mining properties of FOMICRUZ S.E. that make up the prospects of the area "La Valenciana", located in the central region of the Central Mexico of the Deseado, 230 km NE of the town of Gobernador Gregores, Santa Cruz Province, according to the descriptions contained in Annex II to this agreement. The right of exploration includes, among other activities, prospecting, exploration and feasibility study and exercisable will be on all the mineral rights that make up the area "La Valenciana", or that in the future the replacement, and are under way under the ownership of FOMICRUZ S.E., CCSA may opt for the exploitation of the area "La Valenciana" according to provisions in the article fourth of the present Agreement.

SECOND: TIME. The term of exploration period is seven (7) years from November 1, 2012 until October 31, 2019. Said period will be divided into 3 periods of economic, within each of which CCSA will have the option of reporting the results of the exploratory work FOMICRUZ S.E. or terminate the contract, under the results that CCSA go obtaining in the course of their explorations. Met the deadline of the period for exploration, CCSA will have the right to exercise the option of exploitation according to what is established in the article fourth of the present Agreement.

THIRD: PROPOSED ECONOMIC. CCSA made a total investment of five million of US dollars (US$5,000,000) for the exploration of the area "La Valenciana" ("investment") according to the program of mining exploration which was promptly presented by CCSA and approved by FOMICRUZ S.E., which is attached to the present as Annex III. The PARTIES agree that if during the exploration stage CCSA considered necessary to modify the program of exploration you can do so by irrefutable notification FOMICRUZ S.E. provided that the modification does not involve a reduction in the amount of the committed investment. For effects of this agreement, the term "Investment" meant all cash, expense and obligations incurred by CCSA or any person on their behalf, in any activity, including the early stage of exploration, evaluation and development of mining exploration activities, or to the area "La Valenciana", to obtain new licenses of exploration or substitution or concessions of mineral rights for and on behalf of FOMICRUZ S.E. or possible joint ventures resulting from the activities carried out in the area "La Valenciana". Such investment will include, but not be limited to payments for land, taxes, fees and gargos required to keep the area "La Valenciana" and their respective mining rights, licenses and activities properly and enforceable; all expenses for exploration geophysics, geochemistry and geological works; all costs for exams, perforations, testing, metallurgical testing and any other expenses that directly benefits the area "La Valenciana" and the work of exploration carried out in the same.

FOURTH: HOLDING OPTION. FOMICRUZ S.E. CCSA grants the right to opt for the exploitation of the area "La Valenciana" and must, for this purpose, having complied with the amount of investment stipulated in the Third Article hereof and complied with the exploration program. Presented the final feasibility plan, which will be considered for approval FOMICRUZ S.E. within a period

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maximum of up to ninety (90) days from its presentation, CCSA will have a term of up to forty five (45) days from the notification of the acceptance of the plan's final feasibility than FOMICRUZ S.E. made you, to exercise the option to scan. Exercised the option, within sixty (60) days, it shall constitute the Corporation and, once constituted, it signed the contract of use with FOMICRUZ S.E.

If successfully completed scans and arrive at the stage of the Constitution of the Corporation between CCSA and FOMICRUZ S.E., PARTIES agree mutual agreement drafting status of it. Without prejudice to those negotiations, FOMICRUZ S.E. right will have a participation of 9% (nine percent) in the Corporation.

Once the feasibility of final and exercised the option of exploitation by CCSA, FOMICRUZ S.E. may, for the only time, exercise an option to purchase up to 49% (forty-nine percent) of participation in the future Corporation to become, and must reimburse to CCSA for this purpose the invested amounts in accordance with the following methodology:

1.	Participation initial of FOMICRUZ S.E. in the Corporation to become future and it shall be 9% of economic profit (nine percent).
2.	Once finalized final feasibility, and exercised the option of exploitation by CCSA, FOMICRUZ S.E. may exercise only once an option to purchase up to 49% (forty-nine percent) participation in the future Corporation at consituirsek, in accordance with the following scheme: a) to acquire 10% (ten percent) of the shares and thus to become holder of 19% (nineteen percent) of FOMICRUZ S.E. actions CCSA must reimburse a sum equal to 10% (ten percent) of the investment documented and executed during the period of exploration; b) to acquire a stake additional of 10% (ten percent) in the future society anonima from own a 19% (nineteen percent) to a 29% share (twenty-nine percent), FOMICRUZ S.E. shall reimburse CCSA a sum equal to 20% (twenty percent) of the investment documented and executed during the period of exploration; (c) in order acquire an additional stake of 20% (twenty percent) in the future Corporation, from possessing a share of 29% (twenty-nine percent) to a participation of 49% (forty-nine percent), FOMICRUZ S.E. shall reimburse CCSA, an amount equal to 25% (twenty-five percent) of the investment documented and executed during the period of exploration.

3.	PARTIES leave stated that FOMICRUZ S.E. shall notify CCSA its decision to acquire more than 9% (nine percent) in the Corporation to be formed within a period which shall not extend more beyond thirty (30) days counted from the moment of the receipt of the notice of exercise of the option of exploitation by CCSA; in the case of siencio be interpreted FOMICRUZ S.E. opted to keep a percentage of 9% (nine percent) in the Corporation to be formed. Any refund of investment that should be made by FOMICRUZ S.E.

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in favor of CCSA will be within the sixty (60) working days following the notification of exercise of the option of exploitation by CCSA. Without prejudice to the foregoing, the PARTIES agree that if FOMICRUZ S.E. decided to increase its initial corporate participation, CCSA will have the right, but not the obligation, to repurchase such increment at the rate of two hundred thousand American dollars (USD 200,000,00) for each percentage point that was repurchased until FOMICRUZ S.E. returns to its initial corporate participation of 9% (nine percent). If FOMICRUZ S.E. decided not to increase its corporate participation as stipulated above or that CCSA increased habiendola its repurchase, CCSA with consent of FOMICRUZ S.E. is will have the option to acquire 9% (nine percent) of the initial participation of FOMICRUZ S.E., in such a case, pay the amount agreed upon with FOMICRUZ S.E.

FIFTH: RIGHTS AND OBLIGATIONS OF THE PARTIES.

A)	Rights of CCSA.

During the period of exploration, CCSA will be responsible for driving all mining, prospecting and exploration in La Valenciana project and will be your operator. As operator, will lead mining operations according to current legal standards, and using the rules of good art, with an exercise recional to avoid all kinds of gives us the deposit, ecclesial in strictly the rules of development of the business, environmental, labor, and others that directly or indirectly affect such activity;

B)	CCSA assume the following obligations.

a)	Make the minimum of inversions that plan is accompanied as Annex III; proveyenodo the funds required for the development of exploration; and
b)	Where CCSA opt for exploitation, shall hold a contract of usufruct FOMICRUZ S.E.-society anonima constituting the PARTIES, being the usufructuary Canyon to pay FOMICRUZ S.E. of 5% (five percent), as the holder of the mineral rights, on the minerals and metals extracted from the site, whatever the nature of these.

C) FOMICRUZ S.E. assumes the following obligations:

a)	Not available in any way on the mineral rights object of the present or grant them in security by mortgage, pledge, cession, trust or any other lien or right personal or real, that restrict or limit the rights granted under this agreement;
b)	CCSA is to provide all available information on the area, either technical or legal, public or private, which currently had FOMICRUZ S.E. or will have in the future;
c)	Exercised the option of exploitation by CCSA, shall grant the usufruct of the mineral rights by signing the contract, and constitute the corporation referred to in the specification;
d)	Retain ownership of the mineral rights while maintaining the records processing; or that in the future the susituyan according to the contract terms and conditions; and

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(e)	for the event that CCSA could not be performed any action required to preserve existing area "La Valenciana" and in legal State, free of charges, including any new mining law, and so notify FOMICRUZ S.E., this brought actions for the achievement of that purpose;

D)	both PARTIES are obligated to reciprocamente:

(a)	Report in writing to the other PARTY of any environmental matter, health or other proceedings that affect or may affect the project "La Valenciana" or the area where it is located;
b)	Report in writing to the other PARTY of any litigation, arbitration or other proceeding that affects or may affect the project "La Valenciana" or the area where it is located;
(c)	Inform the other PARTY of any litigation in which PARTY and which may affect the object of the present Agreement; and
(d)	Refrain from doing any act or omission to invalidate or otherwise affect this agreement.

SIXTH: RESCISSION. At the end of each of the 3 periods of economic mentioned in the second article of this agreement, CCSA will be terminated the Agreement in the event that the expected results of the scan have not been expected or if the final feasibility study cannot support economic conditions and technology for profitable exploitation. In any case CCSA must have invested amounts corresponding to each of the financial periods.

FOMICRUZ S.E. may in turn, terminate this agreement in the event of a breach by CCSA of any payment obligations, including payments that are foreseen from mining license fees or obligations of mining under cover. CCSA also may terminate this agreement in the event of a breach by FOMICRUZ S.E. of any of the obligations assumed by the present. In any case, the rescission of the present Agreement will be from reliable prior intimation to the other PARTY so that it complies with the obligation to charge by the term of fifteen (15) calendar days late which, the dutiful PARTY may opt to enforce or be terminated today. In both cases may initiate legal actions.

In any case of rescission of the agreement, except in the event that the rescission was because of FOMICRUZ S.E., CCSA will deliver FOMICRUZ S.E. in full ownership all documentation, studies, and consequential or related information that has been generated with motive of the present Agreement.

SEVENTH: MINERAL RIGHTS. CCSA is comprmete to raise FOMICRUZ S.E. before the 15th of December of 2012, the manifestations of discovery of the area for the purposes of its evaluation and processing before the Secretary of State of mining under ownership of FOMICRUZ S.E., rights which are included for their treatment in the forecasts established by this agreement to the mining area.

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EIGHTH: ENVIRONMENT. CCSA must employ the techniques necessary for the conservation of the environment, running activities so that protect natural resources and the environment, according to the existing legislation on the subject. Will also be responsible for the conservation of the environment and analyze the impact that their activities may, as other measures proposed adopter to mitgar adverse effects to the environment, from the signing of this agreement.

NINTH: EASEMENTS. CCSA takes in charge the fulfilment of all the obligations code of mining and other applicable legislation established with respect to the owner to the land owners. Hold easements conventions by the affected surfaces to the work of prospecting, exploration and exploitation such as roads, camps, plant, mining claims, and everything time for fulfillment of the purpose of the present. Within the term of two (2) months from the date of the present Agreement CCSA must preesntar FOMICRUZ S.E. the agreement with the land owners.

In case of not having achieved the agreement and from the expiry of the previous period, FOMICRUZ S.E. convened a meeting between CCSA and the owners land in the month immediately following.

If you do not achieve an agreement, FOMICRUZ S.E. in his capacity as owner of mining rights shall submit to the Secretary of State for mining the termination of agreement that CCSA is oblige to comply.

The parties may agree conditions that they saw better convener, the exercise of the rights of the articles 156 and 157 of the code of mining, at the request of CCSA.

TENTH: UNFORESEEN CIRCUMSTANCES OR FORCE MAJEURE. It will be provided in articles 513 and 514 of the CIVIL CODE. In the event of UNFORESEEN CIRCUMSTANCES or FORCE MAJEURE, the rights and obligations arising from the AGREEMENT, will be suspended while such causes. The PARTY alleging it must notificario to the other PARTY within thirty (30) days of known circumstances that CASO FORTUITO or FORCE MAJEURE attaching the documentation to your criteria shows that configuration reporting the duration and extension of the suspension, the character of total or partial of the same and its nature. The PARTIES reasumiran of full rights and obligations which have been suspended as mentioned above as soon as it disappears the FORTUITOUS case or force majeure. For that purpose, the PARTY that claimed the so-called obstativo must notify this fact to the other PARTY without that it may assist you to claim compensation from the other PARTY for the period of the inactive program.

ELEVENTH: CONFIDENTIALITY. During the term of this Agreement any data or information of any kind or nature that, related to their development, will be treated by the PARTIES as strictly confidential, in the sense that its content, and any information arising out to sue compliance, shall not be under any aspect revealed total or partially to third parties, without prior written consent of the other PARTY. Are exempted from such limitation information that are required by governmental or judicial autoidad or new participant or

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Potential investors, or that is made to societies that are in the situation referred to in article 33 of the Law 19.550, in relation to any of the PARTIES or any release or press release that made CCSA or any linked company with the sole purpose of obtaining financing. To be able to display confidential information to a third party before any proposal under which said third I could be interested in this Agreement, the same should sign a confidentiality agreement with the prior agreement of both PARTIES. If any part used in the performance of the Agreement a technology of their property the other PARTY may not use or disclose such technology without previously obtaining compliance in writing of the other PARTY. The PARTIES arbitraran conducive measures so that their employees agents, representatives, agents and subcontractors comply with obligations of confidentiality laid down in the present article.

TWELVETH: GUARANTEES. As collateral for the fulfillment of the present Agreement CCSA makes delivery in this Act of a policy of bond insurance, which is depoitada in bonds of the national State, whose name is bonds Republica Argentina while USD STEP UP 2038 45699, for a total of US$600,000 nominal value, which held guarantee maintenance of the offer for private initiative for the exploration and development of the project "La Valenciana".

The warranty shall be executed by FOMICRUZ S.E. If CCSA does not fulfil any of the obligations set out in this agreement, except in the event of termination of this agreement by CCSA have not obtained the results expected during the exploration stage.

Fulfilled the terms of the present Agreement, FOMICRUZ S.E. must return the assurance of compliance with CCSA, in the term of fifteen (15) fulfilled the term working days provided that not remain unliquidated obligations.

The replacement of this warranty by CCSA must be expressly authorized by FOMICRUZ S.E.

THIRTEENTH. For the purposes of the interpretation of the present Agreement deemed the legislation in force at the time of its signature by the parties and sets the following order of precedence of documentation: a) List of Bases and conditions of the initiative private offer improved public contest Nro.03/2010 with its annexes, amendments and clarifications, which are attached to the present as Annex IV; b) the bid submitted by CCSA, which is attached to the present as Annex V; and c) documentation that Exchange PARTIES during the execution of the Agreement.

FOURTEENTH: ARBITRATION. The Agreement shall be governed and will be interpreted in accordance with the laws of the Republic Argentina.

The PARTIES resolved in good faith any question arising in relation to the present and seek to reach a satisfactory agreement on such issues.

For this purpose, the PARTY that has arisen controversy between the PARTIES regarding this Agreement, it will notify it to the other PARTY, designating a representative to participate in the negotiation was carried out in the same notification

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concerning the dispute in question, who shall be duly proxy to settle the matter of the dispute.

The PARTY which lodged the notification shall at the same time respond within the ten (10) working days of received communication, and must also designate a representative for the same purposes and with similar powers.

Representatives appointed will make their best efforts to resolve the issue within thirty (30) days calculated working plzo from last designation provided for in the preceding paragraph. Any incambio of documentation, information, or the proposition of an offer or a conciliation agreement, will be considered as made to the "single effect concilitorio", and without prejudice to arbitration which is in accordance with what was agreed in this clause the PARTIES decide to use to resolve the issue, and without prejudice to the right and previous performance of the PARTIES.

If the dispute is not resolved within the period indicated in ut supra (30 days or longer that common agreement the representatives of the PARTIES) agree can only refer the matter to arbitration, so it is decided by an Arbitral Tribunal integrated (3) members, whose Constitution and procedure shall be adjusted to the existing arbitration rules of the International Chamber of Commerce.) Each PARTY shall elect a referee and the President of the Court chosen common person agreement by both arbitrators. If arbitrators could not agree the designation of the third arbitrator within thirty working days of the latest designation, this will be designated by the Dean of the Faculty of engineering of the University of San Juan in case that the ea tecnica-minera kind of issue, and the Rector of the National University of Buenos Aires, for all other issues. The arbitration will be held in the city of Rio Gallegos, in Spanish language, and in what necessary applies supplementary national commercial and the Civil procedural code. Arbitrators settled the dispute "et aequo et bono" acting as conciliators, while the award has not been issued, the PARTIES shall, to the extent reasonably possible, continue exercising and fulfilling their rights and obligations under this Agreement. The dictated award will be final, definitive and binding. The PARTIES agree the Federal jurisdiction in the jurisdiction of Río Gallegos for channelling all judicial requirements necessary for the implementation of medical award in the event of failure to comply with the decision of the Arbitral Tribunal that is to be executed in the Argentina.

The PARTIES podran recourse to the arbitration procedure to resolve disputes arising between them with reaction to this Agreement, only if they had complied with all the requirements listed above in the present article. If one of the PARTIES had not complied with the chilen, the other PARTY not will be obliged to comply with this procedure, before you submit the question to the procedure arbitration here established until rendered the award, the costs of arbitration will be conducted by the PARTIES without prejudice to their restitution by the losing to the sincedora PARTY.

FIFTEENTH. CCSA agrees to accredit to FOMICRUZ S.E. corresponding registration before the Secretary of mining of nation as the record of the law on mining investments, obligandoes to inform that authority for the application of the project object of this Agreement in the term of fifteen (15) days of the signing of the present.

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SIXTEENTH. All costs resulting from the entering into or performance of the present contract are conducted by CCSA, including those arising from the seals Act, Reglamentario No 1437. Such expenses will be considered part of this Agreement committed investment.

SEVENTEENTH: responsibility. CCSA assumes front FOMICRUZ S.E. solidary responsibility of all its members for the fulfilment of obligations in their charge.

CCSA will be responsible for either exclusive driving and committed work.

If liability was sued by third parties by facts, acts or omissions attributable to title of dolo, the PARTY that incurred in dolo respond exclusively by that/those made acts or omisions and shall compensate the other PARTY for the emerging consequences that have affected it, without prejudice to the right of sums which would have due payable to affected third parties claim.

EIGHTEENTH: TRANSFERS AND ADMISSION OF NEW MEMBERS OF CERRO HUNTER S.A. CONSICIONES The admission of a new Member only can be resolved at the request of all CCSA members for authorization of FOMICRUZ S.E., and without this implying modification of the Agreement.

The sale of all or partial emerging rights of this agreement, you may not be done without prior approval express of FOMICRUZ S.E., including the replacement of the operator, which may not be made without FOMICRUZ S.E. expressly approved the new operator.

NINTEENTH: LINKING PROJECT LA JOSEFINA
Taking into account that through resolution No 115/2011 is proceeded to extend the period of the operation on the project the Josefina in head of CCSA and the proximity of the La Josefina project with the area "La Valenciana", the PARTIES agree that CCSA will have the authority to bind both projects in order to maximize the production of them. CCSA so must notify FOMICRUZ S.E. its intention to link the projects in order to treat them as a productive unit.

TWENTITH: For all legal purposes the parties set address: FOMICRUZ S.E. Alberdi No 643 of Río Gallegos, and Hill Hunter S.A. special passage Feruglio Nro. home. 157 of the city of Rio Gallegos, Santa Cruz province where will be valid all judicial or extrajudicial notices that are.

TWENTY-FIRST: EQUIVALENCES. All investment costs contained in this agreement are in dollars of the United States of America. In order to determine the equivalence of such amounts in Argentine Pesos, the PARTIES used the average between the price buyer and seller of the greenback in the States

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USA, published by the Bank of the Argentina nation at the end of the first working day of the calendar month in which such exploration costs were incurred. Where the Bank does not publish the precious on the designated date, PARTIES used the published price at the first opportunity that this occurs, or in the event that any prior is published, the PARTIES used a price mutually agreed between.

TWENTY-SECOND: RELATIONSHIP OF THE PARTIES. Rights, privileges, duties, obligations and responsibilities between the PARTIES, will be individual and joint or collective, and there will be nothing contained here which can be interpreted as that the PARTIES are creating a corporation, Association, agency or trust of any kind or an imposition on any PARTY of any duty, obligation, or responsibility for corporate type.

TWENTY-THIRD: STATEMENTS OF FOMICRUZ S.E. FOMICRUZ S.E. says that there are no administrative or judicial claims that limit the availability of mining rights under this Agreement.

CCSA designated as persons authorized to receive on their behalf any notifications, written answer and reports that relate to this Agreement and with the assumed obligations to Danilo Patricio Silva or Sergio Daniel Pezzino so acting as indistinct, alternating and individually represent to CCSA front FOMICRUZ S.E. This authorization will be valid until its repeal was notified informing FOMICRUZ S.E. keeping until then all their effects and taking for valid all acts which, in consequence, had been carried out by the authorized.

Proof of compliance sign 2 copies of a same tenor and a single effect in the city of Rio Gallegos, Capital of the province of Santa Cruz, Republica Argentina, on the fifteenth day of the month of November 2012.

JORGE R. VALVANO	LICENSING DANILO PATRICIO SILVA

p / FOMICRUZ S.E.	CERRO HUNTER S.A.

Mr. Jorge R. Valvano	Licensing Danilo Patricio Silva

VICE PRESIDENT	PRESIDENT

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00644815
I certify that the firms that embedded in an Exploration Agreement with option of exploitation - Area "La Valenciana" above perteeneen to JORGE RAUL VALVANO, identity number 8.577.770 and DANILO PATRICIO SILVA, national identity document number 14.924.939, mayors of age who individualize pursuant to the terms of the subsection "C" of the article 1002 of the Civil Code, give faith, also as the first of those named concurs in name and representation in the role of Vice President of the society that rotates under the donominacion of "STATE-BUILDING MINER OF SANTA CRUZ SOCIETY" (FO.MI.CRUZ. S.E.), with legal domicile in the city of Río Gallegos, personality who credited with: a) social status according to the clerk writing date 5 of 1990 autorizadapor Encro largest in the Government of this province dona Maria Angelica Meana Bunge fojas 02 official protocol then in charge, registered in the public registry of Commerce dependent on the Provincial first court in Civil matters and the number 01Labor Comericial, and miner's number one seat in this city under the number 1588, Folio 6024/6041, volume L on January 24, 1990; b) amending statute Social according to writing dated 15 May 1990 authorized by cited more Government Meana Bunge clerk to the number 33 and 111 folio of the Protocol for that year of the official library then in charge, registered with the mentioned registry to the number 1617, Folio 6211/6214, volume L on May 30, 1990; c) amending statute Social according to writing on May 17, 1991 cited more Government Meana Bunge clerk-sanctioned to the number 30 and Folio 84 of the Protocol for that year of the official record at the time in charge, registered with the related registry to the number 1764, Folio 6988/6994, Tome LII on March 16, 1992; d) amending statute Social according to writing on August 30, 1993 authorized by Government Lerida Mancilla wholesale clerk to the number 126 and fojas 499 Protocol of

This year the official record at the time in charge, registered with the mentioned registry to the number 2005, Folio 8353/8356, volume LIII. on 22 November 1993; e) Decree of the Provincial Executive authority number 101 22 December 2011 done is appointed as member of the Board of the company, f) with resolution number 032 April 12, 2012 the power legislative of the province of Santa Cruz where it provides Acuerdoo for its designation; g) with the directory Act number 317 25 June 2012 of the journal's directory number three are distributed where charges and is designated as the company's Vice President - and Mr Danilo Patricio Silva participates on behalf of the society that turns commercially under the name of "CERRO CAZADOR S.A.", located in the city of Buenos Aires(, personality proving: a) with the articles of incorporation of the society of February 13, 2006, authorized by the clerk of the city of Buenos Aires don Felipe Manual Yofre, Folio 262 of the Protocol of that year of registration number 2084 in charge, registered before inspection General of Justice of Buenos Aires under the number 4879 book 31 volume of societies by Accionees on March 30, 2006; and, b) with the power of General according to writing on 26 November 2007, authorized by the clerk of the city of Buenos Aires, don Felipe Manuel Yofre, under the number 800 and Folio 2965 Protocol this year corresponding to the registration number 2084 responsible instruments that I had to view its effects with sufficient powers, I bear witness; and their firms have been put in my presence having extended the record number 392 book requirement for certifications of authenticity of signatures and impressions Digitalese number 33 corresponding to the registration number 46 my position, I attest - Rio Gallegos, November 15th.

THE COLLEGE OF NOTARIES IN THE PROVINCE OF SANTA CRUZ, Republica Argentina under the powers granted by the laws in force, LEGALIZES the signature and the seal of the notary don GLADIS BUSTOS--hearing in the annexed document, presented on the day of the date under the No 00644815 series B present legalization does not judge about the content and form of the document.

15 NOV 2012
ADRIANA LETICIA LOPEZ
[File Stamp]	Advisor series C01715447
COLLEGE OF ESCRIBAH06
PROVINCE OF SANTA CRUZ

In Spanish

CONTRACTO DE EXPLORACION CON OPCION DE EXPLTACION - AREA
"LA VALENCIANA"

Entre FOMENTO MINERO DE SANTA CRUZ SOCIEDAD DEL EESTADO con domicilio en Alberdi No 643 de la Ciudad de Rio Gallegos, Provincia de Santa Cruz, representada en este acto por su Vicepresidente Licenciado Joge Raul Valvano Documento Nacional de Identidad No 8.557.770 por una parte, en adelante FOMICRUZ S.E. y por la otra la empresa CERRO CAZADOR S.A., con domicilio especial en Pasaje Feruglio No 157 de la Ciudad de Rio Gallegos, Provincia de Santa Cruz, representada en este acto por su presidente Licenciado Danilo Patricio SILVA, Documento Nacional de Identidad No 14.924.939, en adelante CCSA y en conjuto LAS PARTIES.

CONSIDERANDO:

A)	Que conforme surge de los certificados emitidos por la Secretaria de Estado de Mineria, adjuntos al presente como Anexo I, FOMICRUZ S.E. es titular de los derechos mineros sobre el area "La Valenciana" conforme las especificaciones y plano adjuntos al presente como Anexo II.

B)	Que FOMICRUZ S.E. recepciono propuesta de Iniciativa Privada para la Prospeccion, Exploracion y eventual Explotacion del area "La Valenciana", con el numero de expediente 151.120/2010.

C)	Que desde la Gerencia de Legales se remite expediente de referencia, al Gerente de Geologia y Mineria de FOMICRUZ S.E. a fin de evaluar la pre-factibilidad de Licitar la Exploracion y Explotacion del area "La Valenciana".

D)	Que informa el Gerente de Geologia y Mineria, que las inversions presentadas estan de acuerdo a los montos necesarios para definir la viabilidad economica de los blancos exploratorios ya reconocidos en el area, asi como tambien los plazos expresados para realizer los trabajos.

E)	Que a tal Iniciativa Privada se decidio apliear el Procedimiento determinado por el Articlo 5.4 del Reglamento de Contrataciones de FOMICRUZ S.E.

F)	Que FOMICRUZ S.E. llamo a Concurso Publico No 03/2010 segunn tramitacion de expediente No 151.120/2010, el que finalmente fuera adjudicado a CCSA segun Resolucion No 290/2010 de fecha 30 de Septiembre de 2010.

POR LO TANTO, en los terminos del Pliego de Bases y Condiciones del referido Concurso Publico de Mejora de Oferta de Iniciativa Privada No 03/2010 y de la oferta presentada por CCSA, las PARTES acuerdan en celebrar el presente "Contrato de Exploracion del Area La Valenciana" (en adelante, el "Contrato"), el que se regira por las siguientes clausulas y condiciones

PRIMERO OBJETO. FOMICRUZ S.E. otorga a CCSA el derecho de exploracion y desarollo de las propiedades mineras de FOMICRUZ S.E. que componen los prospectos del area "La Valenciana", ubicada en la region central del Macizo del Deseado, a 230 kilometros al NE de la localidad de Gobernador Gregores, Provincia de Santa Cruz, conforme las descripciones contenidas en el Anexo II del presente Contrato. El derecho de exploracion comprende, entre otras actividades, la prospeccion, exploracion y estudio de factibilidad y sera ejercitable sobre todos los derechos mineros que componen el area "La Valenciana", o los que en el futuro los sustituyan, y tramitan bajo la titularidad de FOMICRUZ S.E., CCSA podra optar por la explotacion del area "La Valenciana" segun lo establecido en el articulo Cuarto del presente Contrato.

SEGUNDO:  PLAZO.  El plazo del period para la exploracion es de siete (7) anos, contados desde el 1 de Noviembre de 2012 hasta el 31 de Octubre de 2019. Dicho plazo sera dividido en 3 periodos economicos, al cabo de cada uno de los cuales CCSA tendra la opcion de informar a FOMICRUZ S.E. sobre los resultados de los trabajos exploratorios o de rescindir el contrato, en virtud de los resultados que CCSA vaya obteniendo en el curso de sus exploraciones. Cumplido el plazo del period para la exploracion, CCSA tendra derecho a ejercer la opcion de explotacion segun lo establecido en el articulo Cuarto del preesente Contrato.

TERCERO:  PROPUESTA ECONOMICA.  CCSA efectuara una inversion total de cinco millones de dolares estadounidenses (U$S 5,000,000) para la exploracion del area "La Valenciana" (la "Inversion") conforme el programa de exploracion minera que fuera oportunamente presentado por CCSA y aprobado por FOMICRUZ S.E., el cual se adjunta al presente como Anexo III. Las PARTES acuerdan que si durante la etapa de exploracion CCSA considerase necesario modificar el programa de exploracion podra hacerlo mediante notificacion fehaciente a FOMICRUZ S.E. siempre y cuando la modificacion no implique una reduccion en el monto de la inversion comprometida. Para efetos de este Contrato, el termino "Inversion" significara todo el efectivo, expensas y obligaciones gastados o incurridos por CCSA o cualquier persona en su nombre, en cualquier actividad, incluyendo la etapa temprana de exploracion, evaluacion y desarrolo de las actividades de exploracion minera, en o para el area "La Valenciana", para obtener nuevas licencias de exploracion o sonstitucion o concesiones de derechos mineros para y en nombre de FOMICRUZ S.E. o posibles sociedades conjuntas que resulten de las actividades llevadas a cabo en el area "La Valenciana". Dicha Inversion incluira, pero no estara limitada a pagos por la tierra, tasas, impuestos y gargos requeridos para mantener el area "La Valenciana" y sus respectivos derechos mineros, licencias y actividades en debida forma y oponibles; todos los gastos por trabajos de exploracion geofisica, geoquimica y geologica; todos los gastos por examines, perforaciones, ensayos, pruebas metalurgicas y cualquier otro gasto que beneficie directamente al area "La Valenciana" y el trabjo de exploracion realizado en la misma.

CUARTO:  OPCION DE EXPLOTACION.  FOMICRUZ S.E. otorga a CCSA el derecho de optar por la explotacion del area "La Valenciana" debiendo, para ello, haber cumplimentado con el monto de inversion estipulado en en articulo Tercero del presente Contrato y cumplido con el programa de exploracion. Presentado el plan de factibilidad final, el que sera considerado para su aprobacion pro FOMICRUZ S.E. en un plazo maximo de hasta noventa (90) dias desde su presentacion, CCSA tendra un plazo de hasta cuarenta y cinco (45) dias desde la notificacion de la aceptacion del plan de factibilidad final que FOMICRUZ S.E. le efectuare, para ejercer la opcion de exploracion. Ejercida la opcion, dentro de los sesenta (60) dias siguientes, se constituira la sociedad anonima y, una vez constituida, esta firmara el contrato de usufructo con FOMICRUZ S.E.

En caso de finalizar exitosamente las exploraciones y de llegar a la etapa de la constitucion de la sociedad anonima entre CCSA y FOMICRUZ S.E., las PARTES acordaran mutuo acuerdo la redaccion del estatuto de la misma. Sin perjuicio de dichas negociaciones, FOMICRUZ S.E. tendra derecho a una participacion del 9% (nueve por ciento) en dicha sociedad anonima.

Una vez finalizada la factibilidad final y ejercida la opcion de explotacion por parte de CCSA, FOMICRUZ S.E. podra, por unica vez, ejercer una opcion de adquisicion de hasta el 49% (cuarenta y nueve por ciento) de participacion en la future sociedad anonima a constituirse, debiendo reembolsarle a CCSA a tal efecto los montos invertidos de conformidad a la siguiente metodologia:

1.	La participacion inicial de FOMICRUZ S.E. en la future sociedad anonima a constituirse y en las utilidades economicas de la misma sera del 9% (nueve por ciento).
2.	Una vez finaliz la factibilidad final, y ejercida la opcion de explotacion por parte de CCSA, FOMICRUZ S.E. podra ejercer por unica vez una opcion de adquisicion de hasta el 49% (cuarenta y nueve por ciento) de participacion en la future sociedad anonima a consituirsek, de conformidad con el siguiente esquema: a) para adquirir 10% (diez por ciento) de las acciones y pasar asi a ser titular del 19% (diecinueve por ciento) de las acciones FOMICRUZ S.E. debera reembolsar a CCSA una suma igual al 10% (diez por ciento) de las inversions documentadas y ejecutadas durante el period de exploracion; b) para adquirir una participacion adiconal del 10% (diez por ciento) en la future sociedad anonima pasando de poseer un 19% (diecienueve por ciento) a una participacion del 29% (vientinueve por ciento), FOMICRUZ S.E. debera reembolsar a CCSA una suma igual al 20% (viente por ciento) de las inversions documentadas y ejecutadas durante el period de exploracion; c) a fin de adquirir una participacion adicional del 20% (viente por ciento) en la future sociedad anonima, pasando de poseer una participacion del 29% (vientinueve por ciento) a una participacion del 49% (cuarenta y nueve por ciento), FOMICRUZ S.E. debera reembolsar a CCSA, una suma igual al 25% (vientieinco por ciento) de las inversions documentadas y ejecutadas durante el period de exploracion.

3.	Las PARTES dejan constancia que FOMICRUZ S.E. debera notificarie a CCSA su decision de adquirir un porcentaje mayor al 9% (nueve por ciento) en la sociedad anonima a ser constituda, en un plazo que no podra extenderse mas alla de trienta (30) dias contado desde el momento de la recepcion de la notificacion de ejercicio de la opcion de explotacion por parte de CCSA; en caso de siencio se interpretara que FOMICRUZ S.E. opto por mantener un porcentaje del 9% (nueve por ciento) en la sociedad anonima a er constituda. Cualquier reembolso de inversion que deba ser efectuado por FOMICRUZ S.E.

a favor de CCSA debera efectuarse dentro de los sesenta (60) dias habiles siguientes a la notificacion de ejercicio de la opcion de explotacion por parte de CCSA. Sin perjuicio de lo antedicho, las PARTES acuerdan que si FOMICRUZ S.E. decidiera incrementar su particpacion societaria inicial, CCSA tendra el derecho, pero no la obligacion, a recomprar tal increment a razon de Dolares Estadounidenses doscientos mil (USD 200,000,00) por cada punto porcentual que fuera recomprado hasta que FOMICRUZ S.E. retorne a su participacion societaria inicial del 9% (nueve por ciento). En caso que FOMICRUZ S.E. decida no incrementar su particpacion societaria conforme lo estipulado precedentemente o que, habiendola incrementado CCSA se la recomprara, CCSA con consentimiento de FOMICRUZ SE tendra la opcion de adquirir el 9% (nueve por ciento) de la participacion inicial de FOMICRUZ S.E. debiendo, en tal caso, abonar el monto que se acuerde con FOMICRUZ S.E.

QUINTO:  DERECHOS Y OBLIGACIONES DE LAS PARTES.

A)	Derechos de CCSA.
Durante el periodo de exploracion, CCSA sera responsable d conducer todas las actividades mineras, de prospeccion y de exploracion en el proyecto La Valenciana y sera su operador. Como operador, conducira las operaciones mineras con arreglo a las normas legales vigentes, y utilizando las normas del buen arte, con un ejercicio recional para evitar todo tipo de danos al yacimiento, compliendo en forma estricta las normas de desarrollo de la actividad, ambientales, laborales, y demas que directa o indirectamente afecten dicha actividad;

B)	CCSA assume las siguientes obligaciones.
a)	Efectuar el plan minimo de inversions que se acompana como Anexo III; proveyenodo los fondos que se requieran para el desarrollo de la exploracion; y
b)	En el caso de que CCSA opte por la explotacion, debera celebrase un contrato de usufructo entre FOMICRUZ S.E. y la sociedad anonima que las PARTES constituyan, siendo el canon usufructuario a abonar a FOMICRUZ S.E. del 5% (inco por ciento), como titular de los derechos mineros, sobre los minerals y metales extraidos del yacimiento, cualquiera sea la naturaleza de estos.

C)	FOMICRUZ S.E. asume las siguientes obligaciones:
a)	No disponer en forma alguna sobre los derechos mineros objeto del presente ni otorgarlos en garantia mediante hipoteca, prenda, cession, fideicomiso o cualquier otro gravamen ni derecho personal o real, que restrinja o limite los derechos otorgados por el presente Contrato;
b)	Poner a disposicion de CCSA toda la informacion disponible sobre el area, ya sea tecnica o legal, publica o privada que actualmente tuviera FOMICRUZ S.E. o llegara a tener en el futuro;
c)	Ejercida la opcion de explotacion por parte de CCSA, debera otorgar el usufructo de los derechos mineros firmando el contrato correspondiente, y constituir la sociedad anonima prevista en el Pliego;
d)	Conservar la titularidad de los derechos mineros manteniendo la tramitacion de los expendientes; o los que en el futuro las susituyan segun el Pliego de Bases y Condiciones; y

e)	Para el eventual caso de que CCSA no pudiera realizar alguna accion necesaria para conservar vigente el area "La Valenciana" y en legal estado, libre de gravamenes, incluyendo cualquier nuevo derecho minero, y asi lo notificare a FOMICRUZ S.E., este ejercera las acciones correspondientes para el logro de dicho fin;

D)	Ambas PARTES se obligan reciprocamente:

a)	Informar por escrito a la otra PARTE de cualquier asunto ambiental, de salud u otro procedimiento que afecte o pueda afectar al proyecto "La Valenciana" o al area donde el mismo se encuentra ubicado;
b)	Informar por escrito a la otra PARTE de cualquier litigio, arbitraje u otro procedimiento que afecte o pueda afectar al proyecto "La Valenciana" o al area donde el mismo se encuentra ubicado;
c)	Informar a la otro PARTE de cualquier litigio en el que sea PARTE y que pueda afectar el objecto del presente Contrato; y
d)	Abstenerse de realizar cualquier accion u omision tendiente a invalidar o afectar de alguna manera el presente Contrato.

SEXTO:  RESCISION.  Al finalizar cada uno de los 3 periodos economicos mencionados en el Articulo Segundo del presente Contrato, CCSA podra dar por rescindido el Contrato en caso que los resultados previstos de la exploracion no hubieren sido los esperados y/o si el estudio de factibilidad final no arroja condiciones economicas y tecnologicas para una explotacion rentable. En cualquier caso CCSA debera haber invertido los montos correspondientes para cada uno de los periodos economicos.

FOMICRUZ S.E. podra por su parte, rescindir el presente Contrato en caso de incumplimiento por parte de CCSA de cualquiera de las obligaciones de pago asumidas, incluyendo los pagos que se preven de canon minero o de las obligaciones de amparo minero.  Asimismo CCSA podra rescindir el presente Contrato en caso de incumplimiento por parte de FOMICRUZ S.E. de cualquiera de las obligaciones asumidas mediante el presente. En cualquier caso, la rescission del presente Contrato sera procedente previa intimacion fehaciente a la otra PARTE para que cumpla con la obligacion a su cargo por el termino de quince (15) dias corridos fenecido el cual, la PARTE cumplidora podra optar por exigir su cumplimiento o dar por rescindido el presente.  En ambos casos podran iniciarse las acciones legales pertinentes.

En cualquier caso de rescission del presente contrato, except en el eventual caso en que las rescission fuera por culpa de FOMICRUZ S.E., CCSA entregara a FOMICRUZ S.E. en plena propiedad toda la documentacion, estudios, e infomacion emergente o relacionada que se hubiera generado con motive del presente Contrato.

SEPTIMO:  DERECHOS MINEROS.  CCSA se comprmete a elevar a FOMICRUZ S.E. antes del 15, de Diciembre de 2012, las manifestaciones de descubrimiento del area a efectos de su evaluacion y tramitacion ante la Secretaria de Estado de Mineria bajo titularidad de FOMICRUZ S.E., derechos que se incluiran para su tratamiento en las previsions que este Contrato establece para el area minera.

OCTAVO:  MEDIO AMBIENTE.  CCSA debera emplear las tecnicas necesarias para la conservacion del medio ambiente, ejecutando las actividades de manera que se proteja los recursos naturales y el medio ambiente, segun la legislacion vigente en la materia.  Asimismo sera responsible de la conservacion del medio ambiente y de analizar el impacto que sus actividades puedan producir, como las demas medidas que se propone adopter para mitgar efectos adversos al medio ambiente, a partir de la firma del presente Contrato.

NOVENO:  SERVIDUMBRES.  CCSA toma a su cargo el cumplimiento de todas las obligaciones que el Codigo de Mineria y demas legislacion aplicable en la materia establece con respecto al dueno a los duenos superficiarios.  Celebrara los convenios de servidumbres por las superficies afectadas a los trabajos de prospeccion, exploracion y explotacion como caminos, campamentos, planta de beneficio, pertenencias mineras y todo aquello neccesario para cumplimiento del objeto del presente. Dentro del termino de dos (2) meses contados a partir de la fecha del presente Contrato CCSA debera preesntar a FOMICRUZ S.E. el acuerdo celebrado con el o los duenos superficiarios.

En caso de no haber logrado dicho acuerdo y a partir del vencimiento del plazo anterior, FOMICRUZ S.E. convocara a una reunion entre CCSA y el o los titulares superficiarios dentro del mes inmediato siguiente.

Si no se lograra un acuerdo, FOMICRUZ S.E. en su caracter de titular de los derechos mineros sometera a la Secretaria de Estado de Mineria la resolucion del acuerdo que CCSA se oblige a cumplir.

Las partes podran acordar en las condiciones que mejor vieran convener, el ejercicio de los derechos de los Articulos 156 y 157 del Codigo de Mineria, a pedido de CCSA.

DECIMO:  CASO FORTUITO O DE FUERZA MAYOR.  Sera el previsto en los articulos 513 y 514 del Codigo Civil. En el supuesto de CASO FORTUITO o de FUERZA MAYOR, los derechos y obligaciones que surjan del CONTRATO, seran suspendidos mientras dure dicha causa. La PARTE que lo alegue debera notificario a la otra PARTE dentro de los treinta (30) dias de conocidas las circunstancias que configuen el CASO FORTUITO o FUERZA MAYOR adjuntando toda la documentacion que su criterio acredite dicha configuracion informando la duracion y extension de la suspension, el character de total o parcial de la misma y su naturaleza. Las PARTES reasumiran de pleno derecho los derechos y obligaciones que hayan sido suspendidos conforme lo mencionado precedentemente tan pronto como desaparezca el CASO FORTUITO o FUERZA MAYOR. A tal efecto, la PARTE que alego el supuesto obstativo debera notificar este hecho a la otro PARTE sin que le asista reclamar indemnizacion de la otra PARTE por el lapso de la inactivdad trancurrido.

DECIMO PRIMERO:  CONFIDENCIALIDAD.  Durante la vigencia de este Contrato cualquier dato o informacion, de cualquier especie o naturaleza que fuera, relacionado con su desarrollo, sera tratado por las PARTES como estrictamente confidencial, en el sentido de que su contenido, y la informacion que surja para sue cumplimiento, no sera bajo ningun aspect revelado total ni parcialmente a terceros, sin previo consentimiento por escrito de la otra PARTE. Quedan exceptuadas de tal limitacion las informaciones que sean requeridas por autoidad gubernamental o judicial o por Nuevo participante o

Inversores potenciales, o las que se efectuen a sociedades que se encuentren en las situacion prevista en el articlo 33 de la Ley 19.550, con relacion a alguna de las PARTES o cualquier comunicado o parte de prensa que CCSA o alguna sociedad vinculada realice con el unico fin de obtener financiamiento. Para poder exhibir informacion confidencial a un tercero ante cualquier propuesta bajo la cual dicho tercero pude interesarse en este Contrato, el mismo debera suscribir un acuerdo de confidencialidad con la previa conformidad de ambas PARTES. Si alguna de las PARTES utilizare en la ejecucion del Contrato una tecnologia de su propiedad la otra PARTE no podra utilizer o divulger dicha tecnologia sin obtener previamente la conformidad por escrito de la PARTE propietaria. Las PARTES arbitraran las medidas conducentes para que sus empleados agentes, representantes, mandatarios y subcontratistas observen las mismas obligaciones de confidencialidad establecidas en el presente articulo.

DECIMO SEGUNDO:  GARANTIAS.  En garantia del cumplimiento del presente Contrato CCSA hace entrega en este acto de una poliza de Seguro de Caucion, que se encuentra depoitada en bonos del Estado Nacional, cuya denominacion es Bonos Republica Argentina a la par USD STEP UP 2038 45699, por un total de U$S 600.000 de valor nominal, los cuales oficiaran de garantia de mantenimiento de la Oferta por Iniciativa Privada para la Exploracion y Desarrollo del Proyecto "La Valenciana".

La garantia sera ejecutada por FOMICRUZ S.E. si CCSA no cumple con alguna de las obligaciones establecidas en el presente Contrato, except en caso de rescision del presente Contrato por parte de CCSA por no haberse obtenido los resultados esperados durante la etapa de exploracion.

Cumplido los plazos del presente Contrato, FOMICRUZ S.E. debera devolver la garania de cumplimiento a CCSA, en el termino de quince (15) dias habiles de cumplido dicho plazo siempre que no quedaren obligaciones pendientes.

La sustitucion de la presente garantia por parte de CCSA debera estar expresamente autorizada por FOMICRUZ S.E.

DECIMO TERCERO.  A los fines de la interpretacion del presente Contrato se considerara la legislacion vigente al momento de su firma por las partes y se establece el siguiente orden de prioridad de documentacion:  a) Pliego de Bases y Condiciones del Concurso Publico de Mejora de Oferta de Iniciativa Privada Nro. 03/2010 con sus Anexos, modificaciones y aclaraciones, que se adjuntan al presente como Anexo IV;  b) La oferta presentada por CCSA, que se adjunta al presente como Anexo V; y  c) La documentacion que intercambien las PARTES durante la ejecucion del Contrato.

DECIMO CUARTO:  ARBITRAJE. El Contrato se regira y sera interpretado de conformidad con las leyes de la Republica Argentina.

Las PARTES solucionaran de Buena fe toda cuestion que surja con relacion al presente y procuraran llegar a un acuerdo satisfactorio sobre tales cuestiones.

A tal efecto, la PARTE que considere ha surgido controversia entre las PARTES con respecto a este Contrato, notificara de ello a la otra PARTE, designando en la misma notificacion un representante para participar en las negociacions que se lleven a cabo respecto de la controversia en cuestion, quien debera estar debidamente apoderado para transar el objeto de la controversia.

La PARTE que recibiere la notificacion debera a su vez responder dentro de los diez (10) dias habiles de recibida la comunicacion, debiendo a su vez designar un representante a los mismos efectos y con similares facultades.

Los representantes designados haran sus mejores esfuerzos para resolver la cuestion dentro del plzo de treinta (30) dias habiles calculado desde la ultima designacion prevista en el parrafo anterior. Cualquier incambio de documentacion, informacion, o la proposicion de una oferta o un acuerdo de conciliacion, sera considerado como efectuado al "solo efecto concilitorio", y sin perjuicio del arbitraje que de conformidad con lo acordado en esta clausula las PARTES decidan utilizer para resolver la cuestion, y sin menoscabo del derecho y anterior actuacion de laas PARTES.

Si la controversia no fuera resuelta dentro del plazo indicado en ut supra (30 dias o el mayor plazo que de comun acuerdo convengan los representantes de las PARTIES podra exclusivamente someter la cuestion a arbitraje, para que sea resuelta por un Tribunal Arbitral integrado port res (3) miembros, cuya constitucion y procedimiento se ajustara al Reglamento de Arbitraje vigente de la Camara de Comercio Internacional. Cada PARTE elegira un arbitro y el Presidente del Tribunal ssera elegido de comun acuerdo por ambos arbitros. Si los arbitros no pudieran acordar la designacion del tercer arbitro dentro de los treinta dias habiles de la ultima designacion, este sera designado por el Decano de la Facultad de Ingeniera de la Univeridad de San Juan en caso que la cuestion ea de indole tecnica-minera, y por el Rector de la Universidad Nacional de Buenos Aires, para todas las demas cuestiones. El arbitraje se realizara en la ciudad de Rio Gallegos, en idioma espanol, y en lo que fuere necesario se aplicara supletoriamente el Codigo Procesal Civil y Comercial de la Nacion. Los arbitros decidiran la controversia "et aequo et bono" actuando como amigables componedores, mientras el laudo no haya sido emitido, las PARTES deberan, en la medida de lo razonablemente posible, continuar ejerciendo y cumpliendo sus derechos y obligaciones bajo este Contrato. El laudo dictado sera inapelable, definitive y vinculante. Las PARTES convienen el Fuero Federal en la jurisdiccion de Rio Gallegos para encauzar todo requerimiento judicial necsario para la ejecucion de dico laudo en caso de incumplimiento de la decision del Tribunal Arbitral que deba ejecutarse en la Argentina.

Las PARTESpodran recurrir al procedimiento arbitral para solucionar las controversias que entre ellas se planteen con reaction a este Contrato, solo si hubieran cumplido con todos los recaudos mencionados anteriormente en el presente articulo. Si una de las PARTES no hubiera cumplido con lo mecionado, la otra PARTE no estara obligada a cumplir con ese procedimiento, antes de someter la cuestion al procedimiento arbitral aqui establecido hasta tanto se dicte el laudo, los gastos de arbitraje estaran a cargo de las PARTES litigantes sin perjuicio de su restitucion por la PARTE vencida a la sincedora.

DECIMO QUINTO.  CCSA compromete a acreditar ante FOMICRUZ S.E. su correspondiente inscripcion ante la Secretaria de Minera de Nacion conforme el registro de la Ley de Inversiones Mineras, obligandoes a informar a dicha autoridad de aplicacion del emprendimiento objecto de este Contrato en el termino de quince (15) dias de la firma del presente.

DECIMO SEXTO.  Todos los gastos que resulten de la celebracion o ejecucion del presente contrato son a Cargo de CCSA incluyendo los que resulten de la Ley de Sellos, Reglamentario No 1437. Tales gastos seran considerados parte de la inversion comprometida el presente Contrato.

DECIMO SEPTIMO:  RESPONSABILIDAD.  CCSA asume frente a FOMICRUZ S.E. la responsibilidad solidaria de todas sus miembros para el cumplimiento de las obligaciones a su cargo.

CCSA sera responsable en forma exclusive por la conduccion y ejecucion de los trabajos comprometidos.

CCSA sera responsable en forma exclusive por la conduccion y ejecucion de los trabajos comprometidos.

Si fuera demandada responsabilidad por terceros por hechos, actos u omisiones imputables a titulo de dolo, la PARTE que hubiera incurrido en dolo respondera exclusivamente por ese/esos hechos actos u omisions y debera indemnizar a la otra PARTE de las consecuencias emergentes que la hubieran afectado, sin perjuicio del derecho de las sumas que hubiera debido abonar ante el reclamo de terceros afectados.

DECIMO OCTAVO:  CESIONES Y CONSICIONES DE ADMISION DE NUEVOS MIEMBROS DE CERRO CAZADOR S.A.  La admision de un nuevo miembro solo puede ser resuelta a pedido de todos los integrantes de CCSA por autorizacion expresa de FOMICRUZ S.E., y sin que ello implique modificacion del Contrato.

La cesion total o parcial de los derechos emergentes del presente contrato, no podra realizarse sin la previa conformidad expresa de FOMICRUZ S.E., incluyendo la sustitucion del operador, lo que no podra efectuarse sin que FOMICRUZ S.E. apruebe expresamente al nuevo operador.

DECIMO NOVENO:  VINCULACION PROYECTO LA JOSEFINA
Tomando en cuenta que mediante la Resolucion No 115/2011 se procedio a extender el period de la operacion sobre el Proyecto La Josefina en cabeza de CCSA y la proximidad del Proyecto La Josefina con el area "La Valenciana", las PARTES acuerdan que CCSA tendra la potestad de vincular ambos proyectos a fin de maximizar la produccion de los mismos. En tal caso CCSA debera notificar a FOMICRUZ S.E. su intencion de vincular los proyectos a fin de tratarlos como una misma unidad productive.

VIGESIMO  A todos los efectos legales las PARTES fijan domicilio: FOMICRUZ S.E. alberdi No 643 de Rio Gallegos, y CERRO CAZADOR S.A. domicilio especial en Pasaje Feruglio Nro. 157 de la Cuidad de Rio Gallegos, Provincia de Santa Cruz donde seran validas todas notificaciones judiciales o extrajudiciales que se cursen.

VIGESIMO PRIMERO:  EQUIVALENCIAS.  Todos los gastos de inversion contenidos en el presente Contrato son en Dolares de los Estados Unidos de America. A fin de determiner la equivalencia de dichos montos en Pesos Argentinos, las PARTES utilizaran el promedio entre el precio comprador y vendedor del dolar de los Estados

Unidos de America, publicado por el Banco de la Nacion Argentina al cierre del primer dia habil del mes calendario en el cual dichos gastos de exploracion fueron incurridos. En caso de que dicha institucion bancaria no publique los precious en la fecha senalada, las PARTES utilizaran el precio publicado en la primera oportunidad que ello ocurra, o en el supuesto que ningun previo sea publicado, las PARTES utilizaran un precio que mutuamente convengan.

VIGESIMO SEGUNDO:  RELACION DE LAS PARTES.  Los derechos, privilegios, deberes, obligaciones y responsabilidades entre las PARTES, seran individuales y no conjuntos o colectivos, y no Habra nada aqui contenido que pueda ser interpretado como que las PARTES estan creando una sociedad, asociacion, agencia o fideicomiso de cualquier clase o una imposicion en cualquiera de las PARTES de cualquier deber, obligacion o responsabilidad de tipo societario.

VIGESIMO TERCERO:  DECLARACIONES DE FOMICRUZ S.E.  FOMICRUZ S.E. manifiesta que no existen reclamos administrativos ni judiciales que limiten la disponibilidad de los derechos mineros objeto del presente Contrato.

CCSA designa como personas autorizadas para recibir en su nombre y representacion todo tipo de notificaciones, contester escritos e informes que se relacionen con el presente Contrato y con las obligaciones en el asumidas a Danilo Patricio Silva y/o Sergio Daniel Pezzino para que actuando en  forma indistinta, alternada e individualmente representen a CCSA frente a FOMICRUZ S.E. La presente autorizacion estara vigente hasta que su revocacion fuera notificada en forma fehaciente a FOMICRUZ S.E. manteniendo hasta entonces todos sus efectos y teniendose por validos todos los actos que en su consecuencia se hubieran celebrado por los autorizados.

En prueba de conformidad se firman 2 ejemplares de un mismo tenor y a un solo efecto en la ciudad de Rio Gallegos, Capital de la Provincia de Santa Cruz, Republica Argentina, a los quince dias del mes de Noviembre 2012.

JORGE R. VALVANO	LICENSING DANILO PATRICIO SILVA

p / FOMICRUZ S.E.	CERRO HUNTER S.A.

Mr. Jorge R. Valvano	Licensing Danilo Patricio Silva

VICE PRESIDENT	PRESIDENT

CERTIFICO que las firmas que anteceden insertas en un Contrato de Exploracion con Opcion de Explotacion- Area "La Valencia" perteeneen a JORGE RAUL VALVANO, Documento Nacional de Identidad numero 8.577.770 y DANILO PATRICIO, Documento Nacional de Identidad numbero 14.924.939, mayors de edad a quienes individualize conforme a los terminos del inciso "C" del articulo 1002 del Codigo Civil, doy fe, asi tambien como que el primero de los nombrados concurre en nombre y representacion en su caracter de Vicepresidente de la Sociedad que gira bajo la donominacion de "FOMENTO MINERO DE SANTA CRUZ SOCIEDAD DEL ESTADO" (FO.MI.CRUZ. S.E.), con domicilio legal en esta Ciudad de Rio Gallegos, personeria que acredita con: a) Estatuto social segun escritura de fecha 5 de Encro de 1990 autorizadapor la escribana Mayor de Gobierno de esta Provincia dona Maria Angelica Meana Bunge al numbero 01 y a fojas 02 del Protocolo Oficial en ese entonces a su cargo, inscripta en el Registro Publico de Comercio dependiente del Juzgado Provincial de Primera Instancia en lo Civil, Comericial, Laboral y de Minera numero uno con asiento en esta Ciudad bajo el numero 1588, Folio 6024/6041, Tomo L el 24 de Enero de 1990; b) Modificacion de Estatuto Social segun escritura de fecha 15 de Mayo de 1990 autorizada por la citada escribana Mayor de Gobierno Meana Bunge al numero 33 y a fojas 111 del Protocolo de dicho ano del Regisro Oficial en ese entonces a su cargo, inscripta ante el mencionado Registro al numero 1617, Folio 6211/6214, Tomo L el 30 de Mayo de 1990; c) Modificacion de Estatuto Social segun escritura del 17 de Mayo de 1991 autorizada por la citada escribana Mayor de Gobierno Meana Bunge al numero 30 y a fojas 84 del Protocolo de dicho ano del Registro Oficial en ese entonces a su cargo, inscripta ante el relacionado Registro al numero 1764, Folio 6988/6994, Tomo LII el 16 de Marzo de 1992; d) Modificacion de Estatuto Social segun escritura del 30 de Agosto de 1993 autorizada por la escribana Mayor de Govierno Lerida Mancilla al numero 126 y a fojas 499 del Protocolo de dicho ano del Registro Oficial en ese entonces a su cargo, inscripta ante el mencionado Registro al numero 2005, Folio 8353/8356, Tomo LIII el 22 de Noviembre de 1993; e) Decreto del Poder Ejecutivo Provincial numero 101 del 22 de Diciembre de 2011 done se lo designa como miembro integrante  del Directorio de la Empresa, f) Con la Resolucion numero 032 del 12 de Abril de 2012 del Poder Legislativo de la Provincia de Santa Cruz donde presta Acuerdoo para su designacion; g) Con el Acta de Directorio numero 317 del 25 de Junio de 2012 del Libro de Actas de Directorio numero tres donde se distribuyen los cargos y queda designado como Vicepresidente de la Empresa – Y el senor Danilo Patricio Silva concurre en nombre y representacion de la Sociedad que gira comercialmente bajo la denominacion de "CERRO CAZADOR S.A.", con domicilio en la Ciudad Autonoma de Buenos Aires, personeria que acredita: a) Con la escritura de Constitucion de Sociedad del 13 de Febrero de 2006, autorizada por el Escribano de la Ciudad de Buenos Aires don Felipe Manual Yofre, a fojas 262 del Protocolo de dicho ano del Registro numero 2084 a su cargo, inscripta ante Inspeccion General de Justicia de Buenos Aires bajo el numero 4879 del Libro 31 Tomo de Sociedades por Accionees el 30 de Marzo de 2006; y b) Con el Poder General segun escritura del 26 noviembre de 2007, autorizado por el escribano de la Ciudad de Buenos Aires don Felipe Manuel Yofre, bajo el numero 800 y a fojas 2965 del Protocolo de dicho ano correspondiente al Registro numero 2084 a su cargo, instrumentos que con suficientes facultades tuve a la vista a sus efectos, doy fe; y sus firmas han sido puestas en mi presencia habiendose extendido el Acta numero 392 del Libro de Requerimiento para Certificaciones de Autenticidad de Firmas e Impresiones Digitalese numero 33 correspondiente al Registro numero 46 mi cargo, doy fe – Rio Gallegos, 15 de Noviembre de 2012.

EL COLEGIO DE ESCRIBANOS DE LA PROVINCIA DE SANTA CRUZ, Republica Argentina en virtud de las facultades que le confieren las Leyes vigentes, LEGALIZA la firma y el selio del escribano don GLADIS BUSTOS.-------------- obrantes en el document anexo, presentado en el dia de la fecha bajo el No 00644815 serie B La presente legalizacion no juzga sobre el contenido y forma del documento.

15 NOV 2012
ADRIANA LETICIA LOPEZ
[File Stamp]	Advisor series C01715447
COLLEGE OF ESCRIBAH06
PROVINCE OF SANTA CRUZ